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                                                                    Exhibit 10.9

                                                                  EXECUTION COPY



THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO CERTAIN RIGHTS OF OFFSET DESCRIBED HEREIN. THIS NOTE AND THE INDEBTEDNESS EVIDENCE HEREBY ARE ALSO SUBJECT TO THE TERMS AND PROVISIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED FEBRUARY 16, 1996, TO WHICH WASTEQUIP, INC., MAKER, PAYEE AND SANWA BUSINESS CREDIT CORPORATION ARE PARTIES. THE MAKER WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO MAKER. ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER SHALL TAKE THIS NOTE SUBJECT TO THE TERMS HEREOF AND THE TERMS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF WASTEQUIP, INC. THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                           8% CONVERTIBLE SUBORDINATED
                                 PROMISSORY NOTE
                                   (The "Note")
                                   ------------

February 16, 1996
Cleveland, Ohio                                                       $1,644,032

                  Wastequip Manufacturing Company, an Ohio corporation ("Maker"), hereby promises, pursuant to the terms, conditions and provisions set forth herein, to pay to the order of Teem Enterprises, Inc., a South Dakota corporation, to become known as Freestone, Inc. ("Payee"), at 8 Twin Oaks, Sioux Falls, South Dakota 57105 (or at such other address as the Payee may designate), the principal amount of One Million Six Hundred Forty Four Thousand and Thirty Two Dollars ($1,644,032) (unless this Note shall have been surrendered for conversion as hereinafter provided) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

                 1. PAYMENT. The principal amount due hereunder shall be payable to the Payee in ten (10), consecutive, equal semi-annual installments of One Hundred Sixty Four Thousand Four Hundred and Three Dollars and Twenty Cents ($164,403.20) each, commencing on July 1, 1998, and continuing on the first day of each succeeding January 1 and July 1, until the entire indebtedness evidenced hereby, together with accrued interest, has been paid in full. Commencing on the date hereof, interest will accrue at the rate of eight percent (8%) per annum (calculated on the basis of a year of 360 days) on the unpaid principal amount of this Note outstanding from time to time. Interest accrued on the unpaid principal balance shall be paid in semi-annual installments commencing July 1, 1996, and continue on the first day of January 1 and July 1 thereafter until the entire indebtedness evidenced hereby, together with accrued interest, has been paid in full. Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid. This Note is issued pursuant to an Asset Purchase Agreement dated January 8, 1996 (the "Asset Purchase Agreement"), by and among Maker and Payee.

                 2. FORM OF PAYMENTS. Any payment to be made hereunder shall be made in lawful money of the United States of America or by wire transfer of immediately available funds in the manner agreed to by Maker and the Payee.

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                 3. SUBORDINATION. This Note and the indebtedness evidenced hereby are subject to the terms and provisions of an Intercreditor and Subordination Agreement, of even date herewith (the "Subordination Agreement"), by and among Wastequip, Inc., an Ohio corporation and Parent of Maker ("Wastequip"), Maker, Payee and Sanwa Business Credit Corporation ("Bank") including, without limitation, the terms and conditions by which payment of principal and interest on this Note is expressly subordinated to the prior payment of all Senior Indebtedness as defined in the Subordination Agreement (the "Senior Indebtedness"). Payee covenants and agrees that, upon written request from Wastequip or Maker, Payee shall, within three (3) days of receipt of such written request, execute an intercreditor and subordination agreement, in substantially the same form as the Subordination Agreement, in favor of the holder of any Senior Indebtedness, whether such Senior Indebtedness is now existing or is hereafter created, incurred, assumed, acquired or guaranteed. Any permitted assignee or transferee of this Note, by the taking of such Note, shall be deemed to have agreed to be bound by the provisions contained herein and in the Subordination Agreement.

                 4. PREPAYMENT. Subject to the terms and provisions set forth herein and in the Subordination Agreement, this Note may be prepaid in whole or in part at any time without bonus, penalty or premium. Maker shall give Payee at least 30 days advance, written notice of any intent to prepay all or a portion of this Note. Any prepayment shall be credited first against accrued interest due and payable hereunder, with any remaining balance credited against principal installments in direct order of maturity.

                 5. ADJUSTMENT OF THE NOTE AND RIGHT OF SETOFF. The terms and provisions of this Note and the rights of the Payee are subject to the rights of setoff set forth in Section 9.7 of the Asset Purchase Agreement.

                 6. EVENT OF DEFAULT; ACCELERATION. The following shall constitute an "Event of Default" under this Note:

                  (a) if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated a bankrupt or insolvent; (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors; (vii) acquiesce to, or fail to have dismissed, within 30 days, any petition filed against it in any involuntary case under such bankruptcy laws; or

                  (b) if Maker shall fail to pay the principal or interest due hereunder as the same becomes due and payable, which failure: (i) is not permitted by the setoff provisions of Section 9.7 of the Asset Purchase Agreement; (ii) is not required by the Subordination Agreement; and (iii) is not remedied by Maker within ten business days after its receipt of written notice from the Payee with respect thereto.

Subject to the terms and provisions of the Subordination Agreement, if an Event of Default occurs, Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable by giving written notice thereof to Maker.

                 7. CONVERSION.

                    7.1 GENERALLY. Subject to the terms and provisions set forth in this Note, the Payee shall be entitled, at its option, at any time (the "Conversion Effective Date"), to convert all or any portion (in increments of $10,000) of the outstanding principal balance due under this Note into duly authorized and validly issued, fully paid and nonassessable Class A Common Shares

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of Wastequip ("Class A Shares") at a conversion price (the "Conversion Price")
of $20.00 per share (subject to adjustment as set forth in Section 7.3 below).

                    7.2. EXERCISE OF CONVERSION PRIVILEGE.

                    (a) SURRENDER AND ELECTION. In order to exercise the conversion privilege, the Payee shall (i) surrender this Note to Wastequip at its principal office (or such other place as Wastequip may reasonably designate) either duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Wastequip, duly executed by the Payee or its authorized representative; (ii) provide written notice to Wastequip that the Payee elects to convert this Note in whole or in part, specifying the amount to be converted; and (iii) surrender to Wastequip, in accordance with clause (i) above, that certain Subordinated Guaranty, of even date herewith, executed by Wastequip in favor of Payee (the "Subordinated Guaranty").

                    (b) DELIVERY BY WASTEQUIP. As promptly as practicable after the receipt of such notice and the surrender of the Note and Subordinated Guaranty, as aforesaid, Wastequip shall issue and deliver to the Payee a certificate or certificates for the number of Class A Shares issuable upon the conversion of all or a portion of this Note. In the event that Payee elects to convert only a portion of this Note, Wastequip and Maker shall, simultaneous with the delivery of such share certificates, deliver to Payee a substitute Note and Subordinated Guaranty, which shall be in a form identical to this Note and the original Subordinated Guaranty except that the principal amount of the substitute Note shall be reduced accordingly and the substitute Subordinated Guaranty shall reflect such reduction in the principal amount of the Note.

                    (c) TIMING. Such conversion shall be deemed to have occurred (the "Conversion Date") on the later of the date on which notice in accordance with paragraph (a) of this Section 7.3 is received by Wastequip or the date upon which this Note is surrendered. The Payee shall be deemed to be a holder of record with respect to the Class A Shares from and after such date. No adjustment or payment shall be made for interest, if any, which may be accrued on the portion of this Note which is converted, nor shall any adjustment be made for dividends on any Class A Shares, except as set forth in Section 7.3 below. Any portion of the Note surrendered in exercise of the conversion privilege hereunder shall be cancelled and not again issued.

                    7.3. ADJUSTMENT OF CONVERSION PRICE.

                    (a) ADJUSTMENT UPON DIVIDEND, SUBDIVISION OR COMBINATION. Notwithstanding anything to the contrary set forth herein, in the event of (i) the declaration and payment (prior to the Conversion Date) of dividends payable in Class A Shares, or (ii) the subdivision or combination of outstanding Class A Shares, the Conversion Price shall be adjusted so that the Payee, upon conversion of the Note after such event, shall be entitled to receive the number of Class A Shares which he would have owned or been entitled to receive if the Note had been converted immediately prior to the happening of such event. Any adjustment made pursuant to this Subsection (a) shall become effective immediately after the record or effective date of the event giving rise to such an adjustment.

                    (b) ADJUSTMENT UPON GRANT OF OPTIONS OR WARRANTS. Notwith standing anything to the contrary set forth herein, in the event of the issuance by Wastequip prior to the Conversion Date of rights or warrants to all holders of its Class A Shares entitling them to subscribe for or purchase Class A Shares at a price per share which is less than the Conversion Price, the number of Class A Shares into which each $1,000 principal amount of this Note shall thereafter be convertible shall be determined by multiplying the number of Class A Shares into which such $1,000 principal amount was theretofore convertible by a fraction, the numerator of which shall be the number of Class A Shares outstanding immediately prior to the record date for the determination of shareholders entitled to receive such rights or warrants plus the number of

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additional Class A Shares which are offered for subscription or purchase, and the denominator of which shall be the number of Class A Shares outstanding on such record date plus the number of Class A Shares which the aggregate subscription or offering price of the total number of Class A Shares offered pursuant to such rights or warrants would purchase at the Conversion Price. Any such adjustment shall become effective as of the Conversion Date.

                    7.4 NOTICE OF ADJUSTMENT. Whenever the Conversion Price is adjusted as herein provided, Wastequip shall cause a notice to be mailed to the Payee stating that such adjustments have been effected and setting forth the adjusted Conversion Price and the date on which such adjustment became or becomes effective.

                    7.5 MINIMUM ADJUSTMENT. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Subsection 7.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
Section 7 notwithstanding, Wastequip shall be entitled to make such upward adjustments in the Conversion Price, in addition to those required by Subsection 7.3, as it in its discretion shall determine to be advisable in order that any dividend, subdivision or combination of shares, or distribution of rights or warrants to purchase shares, or exchange of shares pursuant to any merger or consolidation, hereafter made by Wastequip to its shareholders shall not be taxable to them.

                    7.6 NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of all or any portion of this Note; rather, an amount equal to such fraction multiplied by the Conversion Price, as adjusted, shall be paid to the Payee in cash by Waste-Quip.

                    7.7 RECLASSIFICATIONS, MERGERS, CONVEYANCES OF ASSETS, ETC. In the event of the occurrence of any of the following (an "Event of Change"):

                           (a) a reclassification or change of outstanding Class
                  A Shares of Wastequip (other than a change in par value or as a result of a subdivision or combination); or

                           (b) a consolidation or merger of Wastequip with or
                  into another entity (other than a consolidation or merger in which Wastequip is the continuing entity and which does not result in any reclassification or change of outstanding Class A Shares); or

                           (c) a conveyance, transfer or lease to another person
                  or entity of all or substantially all of the properties and assets of Wastequip.

Wastequip, or such entity or person into which Wastequip is merged or consolidated or to whom Wastequip's assets are transferred, as the case may be, shall execute and deliver a supplemental agreement providing that the Payee shall have the right thereafter, during the period this Note is convertible and otherwise in accordance with the terms hereof, to convert the Note into the kind and amount of shares of stock, other securities, cash and other property receivable upon such Event of Change by a holder of the number of Class A Shares into which the Note could have been converted immediately prior to such Event of Change, assuming that such holder (i) is not a person or entity with or into which Wastequip consolidated or merged or which merged into Wastequip or to which such conveyance, transfer or lease was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares of stock, other securities, cash and other property receivable upon such Event of Change. If the kind or amount of shares of stock, other securities, cash and other property receivable upon such Event of Change is not the same for each Class A

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Share held immediately prior to such Event of Change by persons or entities other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for purposes hereof, the kind and amount of shares of stock, other securities, cash and other property receivable upon such Event of Change by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Subsection 7.7 shall similarly apply to successive Events of Change. Wastequip shall notify the Payee of the execution of any such Supplemental Agreement.

                    7.8 MISCELLANEOUS.

                    (a) RESERVATION OF SHARES. Wastequip shall at all times from and after the Conversion Date reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Note, such number of its duly authorized and unissued Class A Shares as shall from time to time be sufficient to effect the conversion of this Note in its entirety.

                    (b) NO LIENS. Wastequip covenants that all Class A Shares shall, upon issue, be validly issued, fully paid and nonassessable.

                    (c) TAXES AND CHARGES. The issuance of certificates for Class A Shares upon the conversion of this Note shall be made without charge to the Payee for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued in the name of, or in such names as may be directed by, the Payee; PROVIDED, HOWEVER, that Wastequip shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Payee, and Wastequip shall not be required to issue or deliver such certificates unless or until the person or entity requesting the issuance thereof shall have paid to Wastequip the amount of such tax (and Wastequip agrees to pay such tax to the proper authority when due) or shall have established to the satisfaction of Wastequip that such tax has been paid.

                    (d) NO REGISTRATION. The Payee acknowledges, understands and agrees that any Class A Shares issued in accordance herewith will not be registered under the Securities Act and may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act with respect to the Class A Shares has become effective, or unless the Payee establishes to the satisfaction of Wastequip that an exemption from such registration is available.

                    (e) DELIVERY OF FINANCIAL STATEMENTS. Maker and Wastequip shall each deliver to Payee, as soon as practicable following the end of its fiscal year, audited financial statements for such fiscal year. Maker and Wastequip shall also deliver to Payee, on a quarterly basis, unaudited financial statements. The foregoing covenants shall continue for so long as any amount remains outstanding under this Note.

               8. NOTICES. All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

                  (a)      If to Maker or to Wastequip, to:

                           Wastequip Manufacturing Company
                           c/o Wastequip, Inc.
                           25800 Science Park Drive
                           Suite 140
                           Beachwood, Ohio 44122
                           Attention:  George L. Schneider

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                           With a copy to:

                           Calfee, Halter & Griswold
                           1400 McDonald Investment Center
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention: Dale C. LaPorte, Esq.

                  (b)      If to the Payee, to:

                           c/o LuVerne Madsen
                           8 Twin Oaks
                           Sioux Falls, South Dakota 57105

                           With a copy to:

                           Davenport, Evans, Harwitz & Smith
                           513 South Main Avenue
                           P.O. Box 1030
                           Sioux Falls, South Dakota 57101
                           Attention:  Richard A. Cutler, Esq.

or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given two business days after being mailed if sent by registered or certified mail, or upon delivery to said address if delivered in person, mailed by regular mail, or sent by courier, telecopy or facsimile.

               9. GOVERNING LAW. This Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the United States, where applicable, and the laws of the State of South Dakota, without regard to the conflict of laws provisions thereof.

               10. SECTION TITLES. The section titles contained in this Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               11. CANCELLATION. After all principal and accrued interest at any time owed on this Note have been paid in full, in accordance with the terms hereof, this Note will be surrendered to Maker for cancellation and will not be reissued.

               12. ASSIGNMENT. Payee shall not give, sell, assign, transfer (by operation of law or otherwise, including transfers pursuant to divorce or separation, but excluding testamentary disposition), pledge, mortgage, hypothecate or otherwise dispose of ("Transfer") this Note without the prior written approval of Maker; PROVIDED, HOWEVER, that this restriction shall not apply to the Transfer, pursuant to the liquidation and dissolution of Payee, of this Note to a shareholder of Payee who: (a) has executed and delivered to Maker a Power of Attorney and Agency Agreement in form and substance reasonably satisfactory to Maker, pursuant to which Luverne Madsen (or in the event of his inability to serve, another shareholder who is reasonably satisfactory to Wastequip) is appointed as the Attorney-in-Fact for such shareholder and has the exclusive right to enforce this Note on his or her behalf; (b) also receives in such Transfer an assignment of the Subordinated Note Guaranty executed by Wastequip in favor of Payee (the "Subordinated Guaranty"); and (c) has executed and delivered to Maker a written acknowledgment, in form and substance reasonably satisfactory to Maker, pursuant to which such shareholder agrees to be bound by the terms and provisions set forth herein and in (i) the Subordination Agreement, (ii) the Subordinated Guaranty, and (iii) any similar agreement which Wastequip or Maker requests to be executed pursuant to Section 3 above.

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               13. AMENDMENT AND MODIFICATION. This Note may not be amended or modified without the prior written consent of the holder or holders of the Senior Indebtedness.



                                                Wastequip Manufacturing Company,
                                                an Ohio corporation

                                                By: /s/ Charles W. Walton
                                                   -----------------------------
                                                     Charles W. Walton,
                                                     Executive Vice President

                                                               ("Maker")


                                 ACKNOWLEDGMENT
                                 --------------
                  The undersigned hereby acknowledges and agrees to be bound by the terms and provisions of Section 7 of this Note.


                                                Wastequip, Inc.

                                                By: /s/ Charles W. Walton
                                                   -----------------------------

                                                Its: Chairman
                                                     ---------------------------


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